Exhibit 10.03h



                                         Date:   August 14, 1996




     Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.


























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               AMENDMENTS TO THE EMPLOYEES' RETIREMENT PLAN OF
                 LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES
               -----------------------------------------------

1. The first and second sentences of Section 1.1.10. are amended, effective, March 6, 1979, to read as follows:

      "Normal Compensation" for any Employee during any period means the wages, salary or commissions actually received by him for working time during such period plus any salary amounts deferred by said Employee under the Laclede Gas Company Salary Deferral Savings Plan, as the same may be hereafter amended, supplemented or replaced, but exclusive of any profit sharing distributions or any other special payments. "Normal Compensation" shall include any compensation paid for overtime, sick leave, vacation or holiday allowances, or civic duty allowance.

2. Section 3.5 is amended in its entirety, effective October 1, 1996, to read as follows:

      Section 3.5 - Transfers; Total Accrued Benefit
      ----------------------------------------------
      If an Employee has Years of Credited Service under this Plan and the Contract Plan, his total Accrued Benefit is equal to the sum of A. plus B.:

      A. For each Year of Credited Service under this Plan, the Accrued Benefit defined in Section 3.4 of this Plan on the basis of the Employee's employment history through the last day he or she is an Employee as defined in Section 1.1.8. of this Plan or, if later, the last day he or she is an "Employee" as defined in
            Section 1.1.8. of the Contract Plan.

      B. For each "Year of Credited Service" under the Contract Plan, earned before transfer to the Management Plan, the additional Accrued Benefit that would have been determined under Section
            3.4 of this Plan if such Contract Plan "Years of Credited Service" had been Management Plan Years of Credited Service.

      For purposes of this Section 3.5, Normal Compensation used to determine the Accrued Benefit defined in Section 3.4 of this Plan shall be modified to exclude compensation for overtime for the period in which the Employee was an "Employee" as defined in Section 1.1.8. of the Contract Plan.


                                    ROBERT C. JAUDES
                         -------------------------------------------
                         Title:     Chairman of the Board, President
                                    and Chief Executive Officer


                                    GERALD T. MCNEIVE, JR.
                         ------------------------------------------
                         Title:     Senior Vice President - Finance
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